UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MORGAN’S FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MORGAN’S FOODS, INC.
4829 Galaxy Parkway, Suite S
Cleveland, Ohio 44128

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 26, 2009

TO THE SHAREHOLDERS:
     You are hereby notified that the Annual Meeting of Shareholders of Morgan’s Foods, Inc., an Ohio corporation (the “Company”), will be held at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio  44122, on Friday, June 26, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:
     1. To elect the Board of Directors of the Company.
     2. To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only shareholders of record at the close of business on May 13, 2009 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

KENNETH L. HIGNETT Secretary
June 5, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2009:
This proxy statement and the Company’s 2009 annual report to shareholders are also available at https://materials.proxyvote.com/616900.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT THEIR SHARES ARE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF.

ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OUTSTANDING OPTION AWARDS AT FISCAL YEAR END AND OPTION EXERCISES IN FISCAL 2009
SELECTION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
EXPENSES OF SOLICITATION
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
OTHER MATTERS

MORGAN’S FOODS, INC.
4829 Galaxy Parkway, Suite S
Cleveland, Ohio 44128

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Morgan’s Foods, Inc., an Ohio corporation (the “Company”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio 44122, on Friday, June 26, 2009 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof.
     This proxy statement and accompanying notice and form of proxy are being mailed to shareholders on or about June 5, 2009. A copy of the Company’s Annual Report to Shareholders, including financial statements, for the fiscal year ended March 1, 2009 (the “2009 fiscal year”) is enclosed with this proxy statement.
     The presence of any shareholder at the Meeting will not operate to revoke his proxy. Any proxy may be revoked, at any time before it is exercised, in open meeting, or by giving notice to the Company in writing, or by filing a duly executed proxy bearing a later date.
     If the enclosed proxy is executed and returned to the Company, the persons named therein will vote the shares represented by it at the Meeting. The proxy permits specification of a vote for the election of directors, or the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.
     Where a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted at the Meeting FOR the election as directors of the nominees set forth herein under “Election of Directors”.
     Under Ohio law and the Company’s Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee.
     The close of business on May 13, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of May 13, 2009, the Company’s outstanding voting securities consisted of 2,934,995 Common Shares, without par value, each of which is entitled to one vote on all matters to be presented to the shareholders at the Meeting.
ELECTION OF DIRECTORS
     At the Meeting, shares represented by proxies will be voted, unless otherwise specified in such proxies, for the election of the seven nominees to the Board of Directors named in this proxy statement and the enclosed proxy. These nominees were selected by the Board of Directors and will, if elected, serve as directors of the Company until the next annual meeting of the shareholders and until their successors are elected and shall qualify. All of the nominees are currently members of the Board of Directors and all nominees have consented to be nominated and to serve if elected. If, for any reason, any one or more nominees becomes unavailable for election, it is expected that proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit.
     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented by proxies given to them in such fashion as to elect as many of the nominees as possible.
     The table below sets forth, as of May 13, 2009, certain information about each of the nominees for director. The Board of Directors recommends that you vote “for” the following nominees:

		Principal Occupation	Director of the
Name	Age	for the Past Five Years	Company Since
Lawrence S. Dolin	65	Chairman, President and Chief Executive Officer, Noteworthy Medical Systems, Inc. (electronic health records software) (1999-March 2009)	1981

Bahman Guyuron, M.D., F.A.C.S.	63	Kiehn-DesPrez Professor and Chief Division of Plastic Surgery, University Hospitals Case Medical Center and Case Western Reserve University	2003

Kenneth L. Hignett	62	Senior Vice President, Chief Financial Officer and Secretary of the Company (March 1992 to present); Vice President, Secretary and Treasurer of the Company (January 1991 to March 1992); Vice President and Treasurer of the Company (June 1989 to January 1991)	1993

Steven S. Kaufman	59	Partner and Executive Committee Member, Thompson Hine LLP (law firm)	1989

Bernard Lerner	82	President and Chief Executive Officer, Automated Packaging Systems, Inc. (manufacturer of packaging materials and machinery)	1989

James J. Liguori	60	President and Chief Operating Officer of the Company (July 1988 to present); Executive Vice President of the Company (August 1987 to July 1988); Vice President of the Company (June 1979 to August 1987)	1984

Leonard R. Stein-Sapir	70	Chairman of the Board and Chief Executive Officer of the Company (April 1989 to present)	1981

     Lawrence S. Dolin also serves as a director of Falconstor Software, Inc., a company in the business of providing software IP storage.
     The Board of Directors has determined that each of the following directors is an “independent director” as defined by the listing standards of The Nasdaq Stock Market: Lawrence S. Dolin, Bahman Guyuron, Steven S. Kaufman and Bernard Lerner.
     The Board of Directors has an Executive Committee, an Audit Committee, and a Compensation and Human Resources Committee. The Company does not have a nominating committee. The Board of Directors as a whole functions as the nominating committee due to the relatively small size of the Board and the smaller market capitalization of the Company.
     The Executive Committee consists of Leonard R. Stein-Sapir (Chairman), Lawrence S. Dolin, Bernard Lerner and James J. Liguori. This committee has the authority, between meetings of the Board of Directors, to exercise substantially all of the powers of the Board in the management of the business of the Company.
     The Audit Committee consists of Lawrence S. Dolin (Chairman), Steven S. Kaufman and Bernard Lerner. This committee, as set forth in more detail in the Audit Committee Report below, approves the Company’s retention of independent auditors and pre-approves any audit or non-audit services performed by them. It reviews with such accountants the arrangements for, and the scope of, the audit to be conducted by them. It also reviews with the independent accountants and with management the results of audits and various other financial and accounting matters affecting the Company. The Board has determined that Lawrence S. Dolin qualifies as an “audit committee financial expert”, as defined in the rules of the Securities and Exchange Commission.
     The members of the Compensation and Human Resources Committee are Bernard Lerner (Chairman), Lawrence S. Dolin and Steven S. Kaufman. This committee administers the Company’s compensation, benefits and stock option plans. At its meeting on June 22, 2007, the Board of Directors of the Company adopted a charter establishing the duties and responsibilities of the Compensation and Human Resources Committee of the Board of Directors.
     A copy of the charter of the Audit Committee and of the Compensation and Human Resources Committee was attached as an appendix to the Company’s proxy statement for 2008.
     The Board of Directors met four times, the Audit Committee met four times, the Compensation and Human Resources Committee met twice and the Executive Committee did not meet, during the 2009 fiscal year. Each director currently serving on the Board attended 75% or more of the meetings held during such year by the Board and the committee(s) on which he served. The Company encourages the attendance of all directors at the annual shareholders meetings. Four of the Company’s directors attended the annual shareholders meeting last year.
     Nominations for Director are made by the Board as a whole. When selecting new Director nominees, the Board considers any requirements of applicable law, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, and factors relating to the composition of the Board (including its size and structure). The Board will review any candidate recommended by shareholders of the Company in light of its criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send his or her recommendation, with a description of the candidate’s qualifications, to the Secretary of the Company, Kenneth L. Hignett, 4829 Galaxy Parkway, Suite S, Cleveland, Ohio 44128.

AUDIT COMMITTEE REPORT
     The Audit Committee is composed of three directors, all of whom are independent under the Sarbanes-Oxley Act. The Committee operates under a written charter adopted on June 23, 2000, reviewed annually and ratified most recently on June 22, 2007. The Committee’s responsibilities include oversight of the Company’s independent auditors as well as oversight of management’s conduct in the Company’s financial reporting process. The Committee also approves the Company’s retention of independent auditors and pre-approves any audit or non-audit services performed by them. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. For fiscal 2009, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T. The Company’s independent auditors also provided to the Committee the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Committee concerning independence. The Committee discussed with the independent auditors their firm’s independence.
     Based on the Committee’s discussion with management and the independent auditors and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2009 for filing with the Securities and Exchange Commission.
The Audit Committee
Lawrence S. Dolin, Chairman
Steven S. Kaufman
Bernard Lerner
INDEPENDENT AUDITOR FEES
     The aggregate audit fees billed or to be billed to the Company by the Company’s independent auditors, Grant Thornton LLP, are $180,390 for the fiscal year ended March 1, 2009 and $173,342 for the fiscal year ended March 2, 2008. There were no tax, audit-related or other fees paid to our independent auditors for the years ended March 1, 2009 and March 2, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Security Ownership of Certain Beneficial Owners. The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Shares as of May 13, 2009.

Name and Address		Percent of
of Beneficial Owner	Number of Shares	Class
Leonard R. Stein-Sapir (1) 4829 Galaxy Parkway, Suite S Cleveland, Ohio 44128	805,183	27.4%

FCMI Financial Corp., et al (2) BCE Place 181 Bay Street, Suite 250 Toronto, Canada A6	576,482	19.6%

Blackhorse Capital Advisors LLC (3) 45 Rockefeller Center, 20th Floor New York, New York 10111	325,949	11.1%

Hoak Public Equities LP (4) 500 Crescent Court, Suite 220 Dallas Texas 75201	151,000	5.1%

(1)	Includes 1,666 shares owned by Mr. Stein-Sapir’s wife and 60,000 shares held in trusts for which Mr. Stein-Sapir is advisor. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife or by the trusts.

(2)	Based on Schedule 13G filing dated January 12, 2009.

(3)	Based on the most recent filings of SEC Form 4 by the reporting party.

(4)	Based on Schedule 13G filing dated February 13, 2009.

     Security Ownership of Management. The following table sets forth information as of May 13, 2009, with respect to Common Shares beneficially owned by all directors and nominees for election as directors of the Company, each of the Company’s named executive officers and by the executive officers and directors of the Company as a group. Each person owns beneficially and of record the shares indicated and has sole voting and investment power with respect thereto, except as otherwise set forth in the footnotes to the table.

		Percent of
Name	Number of Shares	Class
Lawrence S. Dolin (1)	106,125	3.5%
Bahman Guyuron	90,823	3.0%
James J. Liguori (2)	31,539	1.1%
Steven S. Kaufman	4,686	*
Leonard R. Stein-Sapir (3)	805,183	27.4%
Bernard Lerner	103,066	3.4%
Kenneth L. Hignett	41,522	1.4%
Barton J. Craig (4)	67,500	2.3%
Ramesh J. Gursahaney	250	*

All executive officers and directors as a group (7 persons) (5)	1,182,944	40.2%

*	Less than one percent of the outstanding Common Shares of the Company.

(1)	Includes 43,000 shares owned by a partnership of which Mr. Dolin is a general partner and 625 shares owned by Mr. Dolin’s wife. Mr. Dolin disclaims any beneficial interest in the shares owned by his wife.

(2)	Includes 83 shares owned by his wife and 50,000 shares subject to exercisable options. Mr. Liguori disclaims any beneficial interest in the shares owned by his wife.

(3)	Includes 1,666 shares owned by Mr. Stein-Sapir’s wife and 60,000 shares held in trusts for which Mr. Stein-Sapir is advisor. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife or by the trusts.

(4)	Includes 60,000 shares in trusts for which Mr. Craig is trustee and 7,500 shares subject to exercisable options. The shares in the trusts are also listed in the beneficial ownership listing of Mr. Stein-Sapir. Mr. Craig disclaims any beneficial interest in the shares held by the trusts.

(5)	Includes 7,500 shares subject to exercisable options.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Administration of the Compensation Plan — The proxy statement disclosure rules of the Securities and Exchange Commission require the Company to provide certain information concerning the compensation of the Principal Executive Officer and the other executive officers of the Company. The Company’s compensation plan is administered by the Compensation and Human Resources Committee of the Board of Directors and decisions on the compensation of the Company’s Officers are made by the Committee.
     Objectives of the Compensation Program — The objective of the Company’s compensation program is to provide competitive compensation to retain key management and to reward them for success in increasing shareholder value.

     Principles of the Compensation Program — The Company’s compensation program is formulated to recognize the abilities and experience which each executive brings to his position. The annual review is expected to reward executives for the successful performance of their duties and to provide an incentive for future performance.
     Elements of Compensation — Compensation of the Company’s executive officers and officers consists primarily of base salary and stock option grants. The Company also provides a matching contribution to deferred compensation under a 401(k) Plan described in a separate section of this proxy statement. Stock options are used by the Company to align the interests of executives more closely with those of the shareholders. The granting of stock options also aids in the retention of high quality executives by providing long-term incentives. The Company has no formal bonus plan for executives. The Board of Directors has in the past authorized discretionary bonuses for executives. The Company does not provide retirement benefits.
     Base Salary — Since 1999, the Company has relied on its own informal surveys of compensation levels to gauge the reasonableness of the compensation of Leonard Stein-Sapir, the Company’s Chief Executive Officer. Mr. Stein-Sapir’s compensation was at an annual rate of $250,000 at the beginning of the 2005 fiscal year which was unchanged since February 28, 2000 but was voluntarily reduced at January 1, 2005 to an annual rate of $25,000, was raised to $50,000 in April 2006 and to $125,000 in August 2006 and has continued at that rate through the end of fiscal 2009.
     All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer the Board considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Board also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for the Company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. Due to the cash needs of the Company, the salaries of the Chief Financial Officer and the General Counsel were also voluntarily reduced to an annual rate of $25,000 annually, effective January 1, 2005, increased to $50,000 in April 2006 and then to $100,000 in August 2006 where they have remained through the end of fiscal 2009.
Compensation and Human Resources Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on the review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation and Human Resources Committee
Bernard Lerner, Chairman
Lawrence S. Dolin
Steven S. Kaufman
Bahman Guyuron

Summary Compensation Table
     The following table sets forth for each of the Company’s last three fiscal years the compensation earned by or awarded or paid to the Company’s Principal Executive Officer, Principal Financial Officer and each of the Company’s other three most highly compensated officers earning more than $100,000 during the 2009 fiscal year:

Name and Principal			All Other	Total
Position	Year	Salary	Compensation (1)	Compensation
Leonard R. Stein-Sapir	2009	$127,404	$20,211	$147,615
Chairman and Chief	2008	127,404	14,458	141,862
Executive Officer	2007	89,423	4,694	94,117

James J. Liguori	2009	178,365	20,731	199,097
President and Chief	2008	178,365	12,636	191,001
Operating Officer	2007	175,000	16,215	191,215

Kenneth L. Hignett	2009	101,923	18,026	119,949
Sr. Vice President, Chief	2008	101,923	3,607	105,530
Financial Officer &	2007	75,000	3,215	78,215
Secretary

Barton J. Craig	2009	101,923	5,409	107,332
Sr. Vice President,	2008	101,923	5,004	106,927
General Counsel	2007	75,000	5,004	80,004

Ramesh J. Gursahaney	2009	152,885	—	152,885
Vice President,	2008	152,885	2,752	155,637
Operations	2007	146,154	4,663	150,817

(1)	Represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executives, the matching contribution made by the Company to the 401(k) Plan and expense allowances.
OUTSTANDING OPTION AWARDS AT FISCAL YEAR END
AND OPTION EXERCISES IN FISCAL 2009
     The following table sets forth certain information about the number of options exercised during the 2009 fiscal year and the number of unexercised nonqualified stock options held as of March 1, 2009 by each executive named in the Summary Compensation Table.

Unexercised Options as of March 1, 2009
Name	Exercisable	Unexercisable	Exercise Price	Expiration Date
Leonard R. Stein-Sapir	—	21,334	$1.500	November 5, 2018
James J. Liguori	50,000	—	$4.125	April 1, 2009
	—	21,334	$1.500	November 5, 2018
Kenneth L. Hignett	—	21,333	$1.500	November 5, 2018
Barton J. Craig	7,500	—	$3.000	January 6, 2010
	12,500	—	$4.125	April 1, 2009
	—	21,333	$1.500	November 5, 2018
Ramesh J, Gursahaney	—	21,333	$1.500	November 5, 2018

  Retirement and Savings Plan — 401(k)
     Since October 1, 1993, the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) (“the 401(k) Plan”). The 401(k) Plan allows eligible employees to defer a portion of their compensation before federal income tax to a qualified trust. All employees who are at least 21 years of age are eligible to participate in the 401(k) Plan. The participants may choose from sixteen investment options for the investment of their deferred compensation. In addition, the Company matches 30% of each participant’s salary deferral, for the first 6% of their salary, with a cash contribution. For the fiscal year ended March 1, 2009, the Company contributed $65,467 to the 401(k) Plan and paid or accrued $9,888 in administrative fees.
  Director Compensation
     Messrs. Dolin, Kaufman, Lerner and Dr. Guyuron each received $12,000 for serving on the Board of Directors during the fiscal year ended March 1, 2009. Directors who are also officers of the Company do not receive additional compensation as Directors. Additional compensation of $2,000 per meeting was paid to Directors serving on the Audit Committee. No additional compensation is paid to Directors for serving on other Committees of the Board. The following table lists the compensation paid to directors in the fiscal year ended March 1, 2009:

		Total
Name	Fees Earned	Compensation
Lawrence S. Dolin	$20,000	$20,000
Bernard Lerner	$20,000	$20,000
Stephen S. Kaufman	$20,000	$20,000
Bahman Guyuron	$12,000	$12,000
SELECTION OF INDEPENDENT AUDITORS
     Grant Thornton LLP serves as the Company’s independent auditors. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending February 28, 2010. Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions.
SHAREHOLDER PROPOSALS
     Any shareholder who intends to present a proposal for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting of Shareholders is advised that the proposal must be received by the Company at its principal executive offices not later than February 4, 2010. The Company is not required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.
     If a shareholder intends to raise, at the Company’s annual meeting in 2010, a proposal that he does not seek to have included in the Company’s proxy statement, he must notify the Company of the proposal on or before April 21, 2010. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Common Shares (“10% stockholders”), to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
     To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, and with respect to the officers and directors, representations that no other reports were required, during the fiscal year ended March 1, 2009, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.
EXPENSES OF SOLICITATION
     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by regular employees of the Company, either personally or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
     Shareholders may communicate with Board Members by addressing a letter to the Secretary of the Company at 4829 Galaxy Parkway, Suite S, Cleveland, Ohio 44128.
OTHER MATTERS
     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than that shown in this document. Should any other matters be properly presented for action at the Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

KENNETH L. HIGNETT
Cleveland, Ohio	Secretary
June 5, 2009

P R O X Y	P R O X Y

MORGAN’S FOODS, INC.

     The undersigned hereby appoints Lawrence S. Dolin, Leonard R. Stein-Sapir and James J. Liguori, and each of them, attorneys and proxies of the undersigned with full power of substitution to attend the Annual Meeting of Shareholders of Morgan’s Foods, Inc. (the “Company”) at Marriott Cleveland East, 26300 Harvard Road, Warrensville Heights, Ohio, on Friday, June 26, 2009 at 10:00 a.m., Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote and with all the power the undersigned would possess, if personally present, as follows:

     1. ☐FOR, or ☐WITHHOLD AUTHORITY to vote for the following nominees for election as directors: Leonard R. Stein-Sapir, Lawrence S. Dolin, James J. Liguori, Steven S. Kaufman, Bernard Lerner, Kenneth L. Hignett and Bahman Guyuron, M.D.

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

     2. On such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be signed, on the other side)

(Continued from other side)

     The proxies will vote as specified above or if a choice is not specified they will vote FOR the nominees listed in Item 1.

Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement dated June 5, 2009, is hereby acknowledged.

Dated . . . . . . . . . . . . . . , 2009

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Signature(s)

(Please sign exactly as your name or names appear(s) hereon, indicating, where proper, official position or representative capacity.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Proxy Card